EXHIBIT 10.1

Third Amendment
To
Second Amended and Restated Limited Liability Company Agreement
of Gulfstream Natural Gas System, L.L.C.

This Third Amendment to Second Amended and Restated Limited Liability Company Agreement of Gulfstream Natural Gas System, L.L.C. (this “Amendment”) is entered into as of February 19, 2016, by and between Spectra Energy Partners, LP (“SEP”) and Williams Partners Operating LLC (“WPO”).

Recitals
SEP and WPO are the Members of Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company (the “Company”), and are parties to the Second Amended and Restated Limited Liability Company Agreement of Gulfstream Natural Gas System, L.L.C. dated as of February 28, 2007, as amended (as so amended, the “Agreement”).
SEP and WPO desire to amend the Agreement as hereinafter set forth.
NOW THEREFORE, SEP and WPO hereby agree as follows:
1.Any capitalized term used but not defined in this Amendment shall have the meaning defined for such term in the Agreement.
2.The Parties hereby agree to amend the Agreement by deleting the definition of the term “Available Cash” in its entirety and replacing it with the following:
“Available Cash - with respect to any calendar month ending prior to the dissolution or liquidation of the Company, and without duplication:
(a)    the sum of all cash and cash equivalents of the Company on hand at the end of such calendar month, less
(b)    the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Management Committee to (i) provide for the proper conduct of the business of the Company (including reserves for future maintenance capital expenditures and for anticipated future credit needs of the Company) subsequent to such calendar month or (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject; provided, however, that distributions made by the Company or cash reserves established, increased or reduced after the end of such calendar month but on or before the date of determination of Available Cash with respect to such calendar month shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such calendar month if the Management Committee so determines.
Notwithstanding the foregoing, “Available Cash” with respect to the calendar month in which a liquidation or dissolution of the Company occurs and any subsequent calendar month shall be deemed to equal zero.”

3.The Parties hereby agree to amend the Agreement by deleting Section 5.01 in its entirety and replacing it with the following:

“5.01.    Distributions. Within 30 days following the end of each calendar month, the Management Committee shall approve the amount of Available Cash with respect to such calendar month, and an amount equal to 100% of Available Cash with respect to such calendar month shall, subject to Section 18-607 of the Delaware Act, be distributed in accordance with this Article 5 to the Members (other than a Breaching Member) in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are made).
4.The Parties hereby agree to amend the Agreement by deleting Section 6.02(i)(iv) in its entirety and replacing it with the following:

“(iv)    Majority Interest. A Majority Interest shall be required to approve (A) the amount of Available Cash with respect to each calendar month and (B) any other action that, pursuant to an express provision of this Agreement, (1) requires the approval of a Majority Interest or (2) requires the approval of the Management Committee but does not expressly require the approval of a Unanimous Interest, an Ultramajority Interest, or a Supermajority Interest.”
5.    Except as modified herein, the Agreement remains in full force and effect and is hereby ratified and affirmed by SEP and WPO.

Signature page follows.

IN WITNESS WHEREOF, SEP and WPO have hereby executed this Amendment effective as of the date first above written.

SPECTRA ENERGY PARTNERS, LP
By: Spectra Energy Partners (DE) GP, LP, its general partner
By: Spectra Energy Partners GP, LLC, its general partner

By:    /s/ Laura J. Buss Sayavedra
Name: Laura J. Buss Sayavedra
Title: Vice President and Treasurer

WILLIAMS PARTNERS OPERATING LLC
By: Williams Partners L.P., its sole member
By: Williams Partners GP LLC, its general partner

By:    /s/ Frank J. Ferazzi
Name: Frank J. Ferazzi
Title: Vice President

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